                                EXECUTION COPY                      EXHIBIT 4.5

          FIRST AMENDMENT, dated as of May 28, 1997 (this "Amendment"), to the
                                                           ---------
Amended and Restated Credit Agreement dated as of July 21, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among YORK INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"),
                                                                   -------
the several banks and other financial institutions from time to time parties thereto (collectively, the "Banks"; individually a "Bank") and CANADIAN IMPERIAL
                            -----                   ----
BANK OF COMMERCE, acting through its New York Agency ("CIBC-NYA"), as agent for
                                                       --------
the Banks thereunder (in such capacity, the "Agent").
                                             -----


                                 W I T N E S S E T H :
                                 - - - - - - - - - -


          WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

          WHEREAS, the Company has requested that the Banks amend the Credit Agreement in the manner provided for herein;

          WHEREAS, the Agent and the Banks are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

          1.  Defined Terms.  Unless otherwise defined herein, terms which are
              -------------
defined in the Credit Agreement and used herein as defined terms are so used as so defined. Unless otherwise indicated, all Section, subsection and Schedule references are to the Credit Agreement.

          2.  Amendment to Schedule I.  Schedule I to the Credit Agreement is
              -----------------------
hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof a new Schedule to read in its entirety as set forth on Schedule I attached hereto.

          3.  Amendment to Subsection 1.1.  Subsection 1.1 of the Credit
              ---------------------------
Agreement is hereby amended by deleting the definition of "Termination Date" contained therein in its entirety and inserting in lieu thereof the following definition:

          "'Termination Date':  July 31, 2002."

          4.  Amendment to Subsection 4.6.  Subsection 4.6 of the Credit
              ---------------------------
Agreement is hereby amended by deleting the amount "$5,000,000" contained in clause (b)(i) of such subsection and substituting in lieu thereof the amount "$10,000,000."

          5.  Amendment to Subsection 7.1(a).  Subsection 7.1(a) of the Credit
              ------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

          (a)  Interest Coverage.  Permit the ratio of (i) Consolidated EBIT to
               -----------------
     (ii) Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending on or after December 31, 1993 to be less than 2.50:1.

          6.  Amendment to Subsection 7.2(c).  Subsection 7.2(c) of the Credit
              ------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

          (c)  Indebtedness for borrowed money of any Domestic Subsidiary,

     provided that the aggregate amount of all such Indebtedness (other than
     --------
     Indebtedness permitted by clause (a) or (d) of this subsection 7.2) of all such Domestic Subsidiaries shall not exceed $200,000,000 at any one time outstanding; and

          7.  Amendment to Subsection 7.3(j).  Subsection 7.3(j) of the Credit
              ------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

          (j) Liens on any Capital Stock which is not Voting Stock, and on not more than 20% of the Voting Stock, of any Foreign Subsidiary securing Indebtedness of the Company or any Foreign Subsidiary in an aggregate amount at any one time outstanding for the Company and all Foreign Subsidiaries not to exceed 35% of Consolidated Net Worth.

          8.  Amendment to Annex A.  Annex A to the Credit Agreement is hereby
              --------------------
amended by deleting such Annex in its entirety and substituting in lieu thereof a new Annex to read in its entirety as set forth on Annex A attached hereto.

          9.  Representations and Warranties.  On and as of the date hereof and
              ------------------------------
after giving effect to this Amendment and the transactions contemplated hereby, the Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement mutatis mutandis,
                                                          ------- --------
except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Company hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and
--------
warranties shall be deemed to refer to the Credit Agreement as in effect prior to the date hereof and as amended pursuant to this Amendment.

          10.  Effectiveness.  This Amendment shall become effective upon
               -------------
satisfaction of each of the following conditions (the date on which all such conditions are first satisfied is referred to herein as the "Effective Date"):
                                                             --------------

          (a) receipt by the Agent of counterparts of this Amendment duly executed and delivered by the Company and the Banks;

          (b) receipt by the Agent, for the account of each Bank, of a Note and a Bid Loan Note conforming to the requirements of the Credit Agreement (as amended pursuant to this Amendment) and executed by a duly authorized officer of the Company;

          (c) receipt by the Agent of resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company, with a counterpart for each Bank, authorizing (i) the execution and delivery by the Company of this Amendment, the Notes and the Bid Loan Notes delivered pursuant to Section 9(b) of this Amendment and subsections 2.2 and 2.4(f) of the Credit Agreement and the performance by the Company of its obligations under the Credit Agreement (as amended by this Amendment) and said Notes and (ii) the borrowings by the Company under the Credit Agreement (as amended by this Amendment), certified by the Secretary or an Assistant Secretary of the Company as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent; and

          (d) receipt by the Agent of the executed legal opinions of Venable, Baetjer and Howard, counsel to the Company, and Jane G. Davis, Esq., General Counsel of the Company, with a counterpart for each Bank, each in form and substance satisfactory to the Agent.

          11.  Continuing Effect; No Other Amendments.  Except as expressly
               --------------------------------------
amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute amendments of, or an indication of the Agent's or the Banks' willingness to amend, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

          12.  Expenses.  The Company agrees to pay and reimburse the Agent for
               --------
all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

          13.  Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Agent.

          14.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                         YORK INTERNATIONAL CORPORATION


                         By:
                            -------------------------------
                            Title:


                         CANADIAN IMPERIAL BANK OF COMMERCE,
                          NEW YORK AGENCY, as Agent


                         By:
                            -------------------------------
                            Title:


                         CIBC INC.


                         By:
                            -------------------------------
                            Title:

                         BANCA COMMERCIALE ITALIANA,
                          NEW YORK BRANCH


                         By:
                            -------------------------------
                            Title:


                         By:
                            -------------------------------
                            Title:

                         BANK OF AMERICA ILLINOIS


                         By:
                            -------------------------------
                            Title:


                         THE CHASE MANHATTAN BANK


                         By:
                            -------------------------------
                            Title:

                         CITIBANK, N.A.


                         By:
                            -------------------------------
                            Title:


                         COMMERZBANK AKTIENGESELLSCHAFT, NEW
                          YORK BRANCH


                         By:
                            -------------------------------
                            Title:


                         By:
                            -------------------------------
                            Title:


                         CORESTATES BANK, N.A.


                         By:
                            -------------------------------
                            Title:


                         CREDITANSTALT--BANKVEREIN


                         By:
                            -------------------------------
                            Title:


                         CREDIT SUISSE FIRST BOSTON
                          (formerly known as Credit Suisse)


                         By:
                            -------------------------------
                            Title:


                         By:
                            -------------------------------
                            Title:


                         THE FIRST NATIONAL BANK OF BOSTON


                         By:
                            -------------------------------
                            Title:

                         THE FIRST NATIONAL BANK OF MARYLAND


                         By:
                            -------------------------------
                            Title:


                         THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED


                         By:
                            -------------------------------
                            Title:


                         LTCB TRUST COMPANY


                         By:
                            -------------------------------
                            Title:


                         MORGAN GUARANTY TRUST COMPANY OF
                          NEW YORK


                         By:
                            -------------------------------
                            Title:


                         NATIONAL WESTMINSTER BANK PLC

                         By:
                            -------------------------------
                            Title:

                         NATIONAL WESTMINSTER BANK PLC
                          NASSAU BRANCH

                         By:
                            -------------------------------
                            Title:


                         NATIONSBANK OF NORTH CAROLINA, N.A.


                         By:
                            -------------------------------
                            Title:


                         PNC BANK, NATIONAL ASSOCIATION


                         By:
                            -------------------------------
                            Title:

                         WESTPAC BANKING CORPORATION


                         By:
                            -------------------------------
                            Title:

                                                            Schedule I


                             BANKS AND COMMITMENTS

                   Bank                             Commitment     Percentage
                   ----                             ----------     ----------
CIBC, Inc.                                          $ 50,000,000   10.00000000%
PNC Bank, National Association                        50,000,000   10.00000000%
Bank of America Illinois                              43,750,000    8.75000000%
The Chase Manhattan Bank                              43,750,000    8.75000000%
NationsBank of North Carolina, N.A.                   43,750,000    8.75000000%
Citibank, N.A.                                        37,500,000    7.50000000%
CoreStates Bank, N.A.                                 31,250,000    6.25000000%
Credit Suisse First Boston                            31,250,000    6.25000000%
National Westminster Bank PLC                         21,250,000    4.25000000%
The First National Bank of Maryland                   20,000,000    4.00000000%
Commerzbank Aktiengesellschaft, New York Branch       18,750,000    3.75000000%
Morgan Guaranty Trust Company of New York             18,750,000    3.75000000%
Banca Commerciale Italiana                            15,000,000    3.00000000%
Creditanstalt--Bankverein                             15,000,000    3.00000000%
The First National Bank of Boston                     15,000,000    3.00000000%
The HongKong and Shanghai Banking Corporation
 Limited                                              15,000,000    3.00000000%
LTCB Trust Company                                    15,000,000    3.00000000%
Westpac Banking Corporation                           15,000,000   3.000000000%
                                                    ------------  -------------
                             TOTAL                  $500,000,000  100.00000000%
                                                    ============  =============


                                                                         Annex A
                Pricing Grid for York International Corporation
                -----------------------------------------------
                           (basis points per annum)


================================================================================
                               Level I      Level II     Level III    Level IV
--------------------------------------------------------------------------------
Basis for Pricing               If the       If the       If the       If the
                              Company's     Company's    Company's    Company's
                             Senior Debt     Senior       Senior       Senior
                              Rating is       Debt         Debt         Debt
                             equal to or    Rating is    Rating is    Rating is
                             better than    equal to     equal to     equal to
                               A-, then    BBB+, then    BBB, then   BBB-, then
--------------------------------------------------------------------------------
Facility Fee                        7.50         9.00        12.50        15.00
--------------------------------------------------------------------------------
Eurodollar Loan                    15.00        16.00        20.00        25.00
--------------------------------------------------------------------------------
Alternate Base Rate Loan            0.00         0.00         0.00         0.00
--------------------------------------------------------------------------------
Letter of Credit Risk              22.50        25.00        32.50        40.00
 Participation Fee
================================================================================
